News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR FIRST FISCAL QUARTER

-- First Quarter Net Income of $45.4 Million, or $0.51 per Diluted Share

•	Includes Strategic Restructuring Charges of $32.9 Million, or $0.27 per Diluted Share
-- Adjusted Net Income of $67.0 Million, or $0.75 per Diluted Share
-- Assets Under Management of $780.2 Billion
-- Long-term Net Inflows of $1.1 Billion for the Quarter
-- Board Declared a Cash Dividend of $0.40 per Share

Baltimore, Maryland - August 1, 2019 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the first fiscal quarter ended June 30, 2019.

	Quarters Ended
Financial Results	Jun	Mar	Jun
(Amounts in millions, except per share amounts)	2019	2019	2018
Operating Revenues	$705.4	$692.6	$747.9
Operating Expenses	621.4	614.5	622.2
Operating Income	83.9	78.1	125.7
Net Income[1]	45.4	49.5	66.1
Net Income Per Share - Diluted[1]	0.51	0.56	0.75

Adjusted Net Income[2]	$67.0	$59.8	$74.5
Adjusted Earnings Per Share - Diluted[2]	0.75	0.67	0.84

(1) Net Income Attributable to Legg Mason, Inc.
(2) See "Use of Supplemental Non-GAAP Financial Information".

Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “Legg Mason delivered solid operating results highlighted by long-term net inflows, driven by fixed income and alternatives across a wide variety of geographies and channels. Further, short-term investment performance improved, and we made meaningful progress on our strategic restructuring efforts.  As a result, we remain on track to meet or exceed projected cost savings by the end of FY 2021, even as we invested in growth opportunities, including alternatives and retail distribution.

“We remain focused and have made progress on our four key drivers of value creation:  capitalizing on our investments, with SEC approval of Precidian’s ActiveShares; leveraging our centralized retail distribution to drive growth, with a strong quarter of net inflows in the channel; more effectively controlling our costs to improve profitability, as previously highlighted, and thoughtfully allocating capital, including the recent retirement of $250 million of senior notes.

“All in all, we’re quite pleased with the results we’ve delivered this quarter for our clients and shareholders.”

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Assets Under Management of $780.2 Billion

Assets Under Management were $780.2 billion at June 30, 2019 compared with $758.0 billion at March 31, 2019, with the change resulting from positive market performance and other of $21.9 billion, positive foreign exchange of $0.6 billion, acquired AUM of $0.6 billion and long-term inflows of $1.1 billion, partially offset by $0.4 billion in realizations, and liquidity outflows of $1.6 billion.

	Quarter Ended June 30, 2019
Assets Under Management ($ in billions)	AUM	Flows		Operating Revenue Yield [1]
Equity	$205.6	$(3.6)		58 bps
Fixed Income	438.0	3.9		26 bps
Alternative	70.1	0.8	[2]	60 bps
Long-Term Assets	713.7	1.1
Liquidity	66.5	(1.6)		14 bps
Total	$780.2	$(0.5)		37 bps

(1) Operating revenue yield equals total operating revenues less performance fees divided by average AUM
(2) Excludes realizations of $0.4 billion

At June 30, 2019, fixed income represented 56% of AUM, while equity represented 26%, alternative represented 9% and liquidity represented 9%.

By geography, 70% of AUM was from clients domiciled in the United States and 30% from non-US domiciled clients.

Average AUM during the quarter was $765.9 billion compared to $748.7 billion in the prior quarter and $749.5 billion in the first quarter of fiscal year 2019. Average long-term AUM was $699.0 billion compared to $676.1 billion in the prior quarter and $687.7 billion in the first quarter of fiscal year 2019.

Quarterly Performance

	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	70%	78%	79%	85%

% of Long-Term U.S. Fund Assets Beating Lipper Category Average	72%	66%	72%	68%

(3) See “Supplemental Data Regarding Quarterly Performance.”

Of Legg Mason’s long-term U.S. mutual fund assets, 58% were in funds rated 4 or 5 stars by Morningstar.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the Fourth Quarter of Fiscal Year 2019

Adjusted net income was $67.0 million, or $0.75 per diluted share, compared to adjusted net income of $59.8 million, or $0.67 per diluted share. The increase was driven by an increase in operating revenues, reflecting higher average AUM and one additional day in the quarter which more than offset a 49% decrease in non-pass through performance fees. In addition, the increase in adjusted net income reflected the impact of savings resulting from the strategic restructuring as well as seasonally lower other operating expenses.

Net income was $45.4 million, or $0.51 per diluted share, compared to net income of $49.5 million, or $0.56 per diluted share, in the fourth quarter of fiscal year 2019. In addition to the net impact of the factors listed below, the changes were impacted by one additional day in the quarter and higher average AUM.

This quarter's results included:

•	Strategic restructuring costs of $32.9 million, or $0.27 per diluted share.

•	Affiliate charges of $1.2 million, or $0.01 per diluted share.

•	Contingent consideration credit adjustment of $1.2 million, or $0.01 per diluted share.

The prior quarter's results included:

•	Strategic restructuring costs of $9.4 million, or $0.08 per diluted share.

•	Affiliate charges of $9.2 million, or $0.06 per diluted share, which included Royce management equity plan costs of $2.4 million.

Operating revenues of $705.4 million were up 2% compared to $692.6 million in the prior quarter reflecting:

•	An increase in separate account and fund advisory fee revenues of $24.7 million, or 4%, reflecting higher average AUM and one additional day in the quarter.

•	This was partially offset by a $9.5 million decrease in performance fees, of which $5.6 million were non-pass through.

Operating expenses of $621.4 million were up 1% compared to $614.5 million in the prior quarter, reflecting:

•
Higher compensation of $24.2 million driven by a $28.7 million increase in strategic restructuring costs as well as increased revenues, partially offset by a smaller gain in the market value of deferred compensation and seed investments of $7.0 million, with an offset in non-operating income, as compared to a gain of $16.0 million in the prior quarter.

•	A decrease in occupancy expenses of $3.3 million due to strategic restructuring costs in the prior quarter.

•	A decrease in other expenses of $14.8 million largely due to the impact of savings related to the strategic restructuring, lower seasonal expenses and lower strategic restructuring costs.

Non-operating expense was $4.3 million, as compared to $2.8 million in the prior quarter reflecting:

•	Gains on Corporate investments, not offset in compensation, were $3.1 million compared with gains of $10.2 million in the prior quarter.

•	Gains on funded deferred compensation and seed investments, as described above.

•
A $10.1 million gain associated with the consolidation of sponsored investment vehicles compared to a $4.5 million loss in the prior quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 11.9% compared to 11.3% in the prior quarter. Adjusted operating margin1, was 21.6%, as compared to 20.4% in the prior quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $9.7 million compared to $5.7 million in the prior quarter, principally related to Clarion, EnTrust Global, RARE and Royce.
(1) See "Use of Supplemental Non-GAAP Financial Information."

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Comparison to the First Quarter of Fiscal Year 2019

Adjusted net income was $67.0 million, or $0.75 per diluted share, compared to adjusted net income of $74.5 million, or $0.84 per diluted share. The decline was driven by a decrease in adjusted operating revenues, reflecting lower operating revenue yields for both equity and alternative AUM as well as a 49% decrease in non-pass through performance fees, higher professional fees, FX, annual compensation increases and increased sales commissions.
This was partially offset by a decline in lower revenue share affiliate incentives on lower revenues as well as the impact of savings resulting from the strategic restructuring.

Net income was $45.4 million, or $0.51 per diluted share, compared to net income of $66.1 million, or $0.75 per diluted share, in the first quarter of fiscal year 2019. In addition to the factors listed below, the changes were driven by lower operating revenue yields and lower non-pass through performance fees.

This quarter's results included:

•	Strategic restructuring costs of $32.9 million, or $0.27 per diluted share.

•	Affiliate charges of $1.2 million, or $0.01 per diluted share.

•	Contingent consideration credit adjustment of $1.2 million, or $0.01 per diluted share.

The prior year quarter's results included:
•Regulatory charge of $4.0 million, or $0.05 per diluted share.
•EnTrust Global acquisition and transition-related costs of $1.5 million, or $0.01 per diluted share.

Operating revenues of $705.4 million were down 6% compared with $747.9 million in the prior year quarter reflecting:

•	A decrease in fund advisory fee revenues of $16.2 million, principally due to lower operating revenue yields.

•	Decreases in both pass through performance fees of $11.6 million and non-pass through performance fees of $5.6 million.

Operating expenses of $621.4 million were flat compared with $622.2 million in the prior year quarter reflecting:

•
Compensation and benefits increased by 5%, primarily due to $28.7 million in strategic restructuring costs. Excluding the strategic restructuring costs, compensation and benefits were down 3%, primarily due to lower operating revenues.

•
Other expenses decreased by 6% despite $3.7 million in strategic restructuring costs. The lower other expenses were due in part to $6.0 million in savings related to the strategic restructuring program.

•
A $7.0 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in non-operating income, compared with a gain of $1.3 million in the prior year quarter.

Non-operating expense was $4.3 million, compared to $16.6 million in the prior year quarter reflecting:

•	Gains on corporate investments, not offset in compensation, were $3.1 million compared with gains of $5.8 million in the prior year quarter.

•	Gains on funded deferred compensation and seed investments as described above.

•
A $10.1 million gain associated with the consolidation of sponsored investment vehicles, as compared to an $3.7 million gain in the prior year quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 11.9% as compared to 16.8% in the prior year quarter. Adjusted operating margin was 21.6%, as compared to 23.0% in the prior year quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $9.7 million, compared to $9.7 million in the prior year quarter, principally related to Clarion, EnTrust Global, RARE and Royce.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Quarterly Business Developments and Recent Announcements

•	On July 15, 2019, Legg Mason repaid $250 million in Senior Notes.

•	On July 5, 2019, Legg Mason announced a strategic minority investment in Embark Group, a UK retirement solutions provider.

•
On June 11, 2019, Legg Mason and Corporación Actinver announced a strategic alliance that will allow Actinver to manage and make available to its clients in Mexico funds using investment advice provided by Legg Mason affiliated asset managers.

•	On May 21, 2019, Legg Mason announced that it appointed Nelson Peltz and Ed Garden of Trian Fund Management, L.P. ("Trian Partners") to the Company's Board of Directors, effective immediately.

•	On May 20, 2019, The U.S. Securities and Exchange Commission (SEC) granted exemptive relief for Precidian's non-transparent exchange-traded fund (ETF) intellectual property, ActiveShares®.

Balance Sheet

At June 30, 2019, Legg Mason’s cash position was $643.6 million.  Total debt was $2.2 billion, and stockholders' equity was $3.7 billion.  The ratio of total debt to total capital was 38%, in line with the prior quarter.   Seed investments totaled $216.6 million.

The Board of Directors has declared a quarterly cash dividend on the Company’s common stock in the amount of $0.40, per share. The dividend is payable on October 28, 2019 to shareholders of record at the close of business on October 10, 2019.

Conference Call to Discuss Results
A conference call to discuss the Company's results, hosted by Joseph A. Sullivan, will be held at 5:00 p.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-800-447-0521 (or for international calls 1-847-413-3238), confirmation number 48836784 at least 10 minutes prior to the scheduled start to ensure connection. A live, listen-only webcast will also be available via the Investor Relations section of www.leggmason.com.
The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.
A replay of the live broadcast will be available on the Legg Mason website, www.leggmason.com, in the Investor Relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 48836784# when prompted. Please note that the replay will be available beginning at 8:00 p.m. EDT on Thursday, August 1, 2019, and ending at 11:59 p.m. EDT on Thursday, August 15, 2019.

About Legg Mason

Guided by a mission of Investing to Improve Lives,TM  Legg Mason helps investors globally achieve better financial outcomes by expanding choice across investment strategies, vehicles and investor access through independent investment managers with diverse expertise in equity, fixed income, alternative and liquidity investments.  Legg Mason’s assets under management are $780.2 billion as of June 30, 2019.  To learn more, visit our web site, our newsroom, or follow us on LinkedIn, Twitter, or Facebook.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual report on Form 10-K for the fiscal year ended March 31, 2019 and, in the Company’s, quarterly reports on Form 10-Q.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately 89% of total AUM is included in strategy AUM as of June 30, 2019, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results.  For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. Funds-of-hedge funds generally do not have specified benchmarks. For purposes of this comparison, performance of those products is net of fees, and is compared to the relevant HFRX index. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this presentation is provided solely for use regarding this presentation and is not directed toward existing or potential clients of Legg Mason.

At June 30, 2019:	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark

Fixed Income	69%	89%	84%	96%
Equity	61%	56%	48%	52%
Alternatives	98%	84%	98%	99%

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

At June 30, 2019:	1-Year	3-Year	5-Year	10-Year
% of Long-Term U.S. Fund Assets Beating Lipper Category Average

Fixed Income	73%	81%	73%	84%
Equity	72%	51%	72%	50%
Alternatives (performance relates to only 3 funds)	18%	24%	0%	87%

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)

	Quarters Ended
	June	March	June
	2019	2019	2018
Operating Revenues:
Investment advisory fees:
Separate accounts	$260,441	$251,234	$259,895
Funds	366,812	351,312	383,564
Performance fees	6,861	16,371	24,036
Distribution and service fees	69,937	72,518	79,190
Other	1,309	1,170	1,220
Total operating revenues	705,360	692,605	747,905

Operating Expenses:
Compensation and benefits	379,828	355,640	361,568
Distribution and servicing	103,906	99,317	116,592
Communications and technology	55,274	57,245	56,740
Occupancy	25,624	28,963	24,904
Amortization of intangible assets	5,457	6,033	6,180
Contingent consideration fair value adjustments	(1,165)	—	426
Other	52,501	67,282	55,819
Total operating expenses	621,425	614,480	622,229

Operating Income	83,935	78,125	125,676

Non-Operating Income (Expense):
Interest income	4,005	4,184	2,446
Interest expense	(28,483)	(28,794)	(29,917)
Other income (expense), net	10,599	24,286	7,252
Non-operating income (expense) of
consolidated investment vehicles, net	9,561	(2,519)	3,583
Total non-operating income (expense)	(4,318)	(2,843)	(16,636)

Income Before Income Tax Provision	79,617	75,282	109,040

Income tax provision	18,048	20,396	30,675

Net Income	61,569	54,886	78,365
Less: Net income attributable
to noncontrolling interests	16,219	5,399	12,275

Net Income Attributable to Legg
Mason, Inc.	$45,350	$49,487	$66,090

			(Continued)

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended
	June	March	June
	2019	2019	2018

Net Income Attributable to Legg Mason, Inc.	$45,350	$49,487	$66,090

Less: Earnings (distributed and undistributed)
allocated to participating securities (1)	1,510	1,703	2,324

Net Income (Distributed and Undistributed)
Allocated to Shareholders (Excluding
Participating Securities)	$43,840	$47,784	$63,766

Net Income per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$0.51	$0.56	$0.75

Diluted	$0.51	$0.56	$0.75

Weighted-Average Number of Shares
Outstanding:
Basic	86,297	85,552	85,120
Diluted	86,494	85,613	85,491

(1)	Participating securities excluded from weighted-average number of shares outstanding were 2,852, 3,055, and 3,053 for the quarters ended June 2019, March 2019, and June 2018, respectively.

	Quarters Ended
	June	March
Strategic Restructuring effective January 1, 2019	2019	2019
Strategic restructuring cost savings:
Compensation	$2,850	$1,663
Occupancy	240	300
Other	6,894	1,642
Total strategic restructuring cost savings	$9,984	$3,605

Strategic restructuring costs:
Compensation and benefits	$28,694	$—
Occupancy	—	2,848
Other	4,204	6,504
Total strategic restructuring costs	$32,898	$9,352

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	June 2019			March 2019			June 2018

	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals

Total operating revenues	$705,485	$(125)	$705,360	$692,743	$(138)	$692,605	$748,108	$(203)	$747,905
Total operating expenses	621,291	134	621,425	614,361	119	614,480	621,816	413	622,229
Operating Income (Loss)	84,194	(259)	83,935	78,382	(257)	78,125	126,292	(616)	125,676
Non-operating income (expense)	(11,054)	6,736	(4,318)	(2,840)	(3)	(2,843)	(19,784)	3,148	(16,636)
Income (Loss) Before Income Tax Provision	73,140	6,477	79,617	75,542	(260)	75,282	106,508	2,532	109,040
Income tax provision	18,048	—	18,048	20,396	—	20,396	30,675	—	30,675
Net Income (Loss)	55,092	6,477	61,569	55,146	(260)	54,886	75,833	2,532	78,365
Less: Net income (loss) attributable
to noncontrolling interests	9,742	6,477	16,219	5,659	(260)	5,399	9,743	2,532	12,275
Net Income Attributable to Legg Mason, Inc.	$45,350	$—	$45,350	$49,487	$—	$49,487	$66,090	$—	$66,090

(1) Other represents consolidated sponsored investment products that are not designated as CIVs

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC. TO ADJUSTED NET INCOME AND
RECONCILIATION OF NET INCOME PER DILUTED SHARE ATTRIBUTABLE TO LEGG MASON, INC. SHAREHOLDERS TO
ADJUSTED EARNINGS PER DILUTED SHARE(1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters ended
	June	March	June
	2019	2019	2018

Net Income Attributable to Legg Mason, Inc.	$45,350	$49,487	$66,090

Plus (less):

Restructuring costs:
Strategic restructuring and other corporate initiatives	32,898	9,352	2,775
Affiliate charges	1,203	7,526	—
Amortization of intangible assets	5,457	6,033	6,180
Gains and losses on seed and other investments
not offset by compensation or hedges	(6,411)	(5,763)	(6,415)
Acquisition and transition-related costs	—	998	1,468
Contingent consideration fair value adjustments	(1,165)	—	426
Charges related to significant regulatory matters	—	—	4,000
Income tax adjustments:(2)
Impacts of non-GAAP adjustments	(8,635)	(4,718)	(1,042)
Other tax items	(1,700)	(3,115)	1,045

Adjusted Net Income	$66,997	$59,800	$74,527

Net Income Per Diluted Share Attributable to
Legg Mason, Inc. Shareholders	$0.51	$0.56	$0.75

Plus (less), net of tax impacts:

Restructuring costs:
Strategic restructuring and other corporate initiatives	0.27	0.08	0.02
Affiliate charges	0.01	0.06	—
Amortization of intangible assets	0.04	0.05	0.05
Gains and losses on seed and other investments
not offset by compensation or hedges	(0.05)	(0.05)	(0.05)
Acquisition and transition-related costs	—	0.01	0.01
Contingent consideration fair value adjustments	(0.01)	—	—
Charges related to significant regulatory matters	—	—	0.05
Other tax items	(0.02)	(0.04)	0.01

Adjusted Earnings per Diluted Share	$0.75	$0.67	$0.84

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."
(2) The non-GAAP effective tax rates for the quarters ended June 30, 2019, March 31, 2019 and June 30, 2018 were 27.0%,
29.5% and 26.7%, respectively.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF ADJUSTED OPERATING MARGIN (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended

	June	March	June
	2019	2019	2018

Operating Revenues, GAAP basis	$705,360	$692,605	$747,905

Plus (less):
Pass-through performance fees	(1,030)	(4,986)	(12,620)
Operating revenues eliminated upon
consolidation of investment vehicles	125	138	203
Distribution and servicing expense excluding
consolidated investment vehicles	(103,887)	(99,299)	(116,558)

Adjusted Operating Revenues	$600,568	$588,458	$618,930

Operating Income, GAAP basis	$83,935	$78,125	$125,676

Plus (less):
Restructuring costs:
Strategic restructuring and other corporate initiatives	32,898	9,352	2,775
Affiliate charges	1,203	9,289	—
Amortization of intangible assets	5,457	6,033	6,180
Gains (losses) on deferred compensation
and seed investments, net	7,014	16,006	1,272
Acquisition and transition-related costs	—	1,217	1,468
Contingent consideration fair value adjustments	(1,165)	—	426
Charges related to significant regulatory matters	—	—	4,000
Operating loss of consolidated investment
vehicles, net	259	257	616

Adjusted Operating Income	$129,601	$120,279	$142,413

Operating Margin, GAAP basis	11.9%	11.3%	16.8%
Adjusted Operating Margin	21.6	20.4	23.0

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended

	June	March	June
	2019	2019	2018

Cash provided by (used in) operating activities, GAAP basis	$(187,577)	$116,877	$(102,170)

Plus (less):
Interest expense, net of accretion and amortization
of debt discounts and premiums	28,375	28,328	29,356
Current tax expense (benefit)	(4,246)	9,081	8,878
Net change in assets and liabilities	303,077	(27,724)	215,016
Net change in assets and liabilities
of consolidated investment vehicles	(13,012)	(7,701)	14,580
Net income attributable to noncontrolling interests	(16,219)	(5,399)	(12,275)
Net gains (losses) and earnings on investments	6,748	(8,790)	6,792
Net gains (losses) on consolidated investment vehicles	9,561	(2,519)	3,583
Other	(343)	(866)	(374)

Adjusted EBITDA	$126,364	$101,287	$163,386

(1)	See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)
Assets Under Management
	Quarters Ended
By asset class:	June 2019	March 2019	December 2018	September 2018	June 2018
Equity	$205.6	$202.0	$181.0	$214.5	$206.4
Fixed Income	438.0	419.6	406.6	411.0	412.3
Alternative	70.1	68.6	66.3	67.4	66.4
Long-Term Assets	713.7	690.2	653.9	692.9	685.1
Liquidity	66.5	67.8	73.3	62.5	59.5
Total	$780.2	$758.0	$727.2	$755.4	$744.6

	Quarters Ended
By asset class (average):	June 2019	March 2019	December 2018	September 2018	June 2018
Equity	$202.7	$195.4	$198.2	$212.2	$205.0
Fixed Income	427.0	413.7	407.4	411.4	416.7
Alternative	69.3	67.0	66.8	66.4	66.0
Long-Term Assets	699.0	676.1	672.4	690.0	687.7
Liquidity	66.9	72.6	66.9	60.2	61.8
Total	$765.9	$748.7	$739.3	$750.2	$749.5

Component Changes in Assets Under Management
	Quarters Ended
	June 2019	March 2019	December 2018	September 2018	June 2018
Beginning of period	$758.0	$727.2	$755.4	$744.6	$754.1
Net client cash flows:
Equity	(3.6)	(1.0)	(3.3)	(1.1)	(2.2)
Fixed Income	3.9	0.1	(5.1)	(0.5)	1.3
Alternative	0.8	0.9	(0.1)	0.6	—
Long-Term flows	1.1	—	(8.5)	(1.0)	(0.9)
Liquidity	(1.6)	(8.1)	10.5	3.0	(2.9)
Total net client cash flows	(0.5)	(8.1)	2.0	2.0	(3.8)
Realizations(1)	(0.4)	(0.3)	(0.2)	(0.2)	(0.3)
Market performance and other	21.9	39.1	(30.0)	11.0	1.1
Impact of foreign exchange	0.6	0.1	—	(2.0)	(6.5)
Acquisition	0.6	—	—	—	—
End of period	$780.2	$758.0	$727.2	$755.4	$744.6

(1) Realizations represent investment manager-driven distributions primarily related to the sale of assets. Realizations are specific to our alternative managers and do not include client-driven distributions (e.g. client requested redemptions, liquidations or asset transfers).

News Release

Use of Supplemental Non-GAAP Financial Information
As supplemental information, we are providing performance measures for "Adjusted Net Income”, "Adjusted Earnings per Diluted Share" (“Adjusted EPS”), and “Adjusted Operating Margin”, along with a liquidity measure for "Adjusted EBITDA", each of which are based on methodologies other than generally accepted accounting principles ("non-GAAP"). Adjusted Net Income and Adjusted EPS are new disclosures implemented this quarter and are further described below. Also beginning with the quarter ended June 30, 2019, we are disclosing Adjusted Operating Margin, which revises our prior disclosure of Operating Margin, as Adjusted to include adjustments for restructuring costs and acquisition expenses and transition-related costs for integration activities, each of which is further described below. We have applied these new disclosures and changes to all periods presented.
Our management uses the performance measures as benchmarks to evaluate and compare our period-to-period operating performance. We believe that these performance measures provide useful information about the operating results of our core asset management business and facilitate comparison of our results to other asset management firms and period-to-period results. We are also providing a non-GAAP liquidity measure for Adjusted EBITDA, which our management uses as a benchmark in evaluating and comparing our period-to-period liquidity. We believe that this measure is useful to investors as it provides additional information with regard to our ability to meet working capital requirements, service our debt, and return capital to our stockholders.
Adjusted Net Income and Adjusted Earnings per Diluted Share
Adjusted Net Income and Adjusted EPS only include adjustments for certain items that relate to operating performance, and therefore, are most readily reconcilable to Net Income (Loss) Attributable to Legg Mason, Inc. and Net Income (Loss) per Diluted Share Attributable to Legg Mason, Inc. Shareholders, determined under generally accepted accounting principles ("GAAP"), respectively.
We define Adjusted Net Income as Net Income (Loss) Attributable to Legg Mason, Inc. adjusted to exclude the following:

•	Restructuring costs, including:

◦	Corporate charges related to the ongoing strategic restructuring and other cost saving and business initiatives, including severance, lease and other costs; and

◦	Affiliate charges, including affiliate restructuring and severance costs, and certain one-time charges arising from the issuance of management equity plan awards

•	Amortization of intangible assets

•	Gains and losses on seed and other investments that are not offset by compensation or hedges

•
Acquisition expenses and transition-related costs for integration activities, including certain related professional fees and costs associated with the transition and acquisition of acquired businesses

•	Impairments of intangible assets

•	Contingent consideration fair value adjustments

•	Charges (credits) related to significant litigation or regulatory matters

•	Income tax expense (benefit) adjustments to provide an effective non-GAAP tax rate commensurate with our expected annual pre-tax Adjusted Net Income, including:

◦	The impact on income tax expense (benefit) of the above non-GAAP adjustments; and

◦
Other tax items, including deferred tax asset and liability adjustments associated with statutory rate changes, the impact of other aspects of recent U.S. tax reform, and shortfalls (and windfalls) associated with stock-based compensation

Adjustments for restructuring costs, gains and losses on seed and other investments that are not offset by compensation or hedges, and the income tax expense (benefit) items described above are included in the calculation because these items are not reflective of our core asset management business of providing investment management and related products and services. We adjust for acquisition-related items, including amortization of intangible assets, impairments of intangible assets, and contingent consideration fair value adjustments, to make it easier to identify trends affecting our underlying business that are not related to acquisitions to facilitate comparison of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. We adjust for charges (credits) related to significant litigation or regulatory matters, net of any insurance proceeds and revenue share adjustments, because these matters do not reflect the underlying operations and performance of our business.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

In calculating Adjusted EPS, we adjust Net Income (Loss) per Diluted Share Attributable to Legg Mason, Inc. Shareholders determined under GAAP for the per share impact of each adjustment (net of taxes) included in the calculation of Adjusted Net Income.
These measures are provided in addition to Net Income (Loss) Attributable to Legg Mason, Inc., and Net Income (Loss) per Diluted Share Attributable to Legg Mason, Inc. Shareholders, and are not substitutes for these measures. These non-GAAP measures should not be considered in isolation and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or adjusted income, and adjusted earnings per share, of other companies, respectively. Further, Adjusted Net Income and Adjusted EPS are not liquidity measures and should not be used in place of cash flow measures determined under GAAP.
Adjusted Operating Margin
We calculate Adjusted Operating Margin, by dividing “Adjusted Operating Income”, by “Adjusted Operating Revenues”, each of which are further discussed below. These measures only include adjustments for certain items that relate to operating performance, and therefore, are most readily reconcilable to Operating Margin, Operating Income and Total Operating Revenues determined under GAAP, respectively.
We define Adjusted Operating Revenues as Operating Revenues, adjusted to:

•	Include:

◦	Net investment advisory fees eliminated upon consolidation of investment vehicles

•	Exclude:

◦	Distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products

◦	Performance fees that are passed through as compensation expense or net income (loss) attributable to noncontrolling interests

We define Adjusted Operating Income, as Operating Income, adjusted to exclude the following:

•	Restructuring costs, including:

◦	Corporate charges related to the ongoing strategic restructuring and other cost saving and business initiatives, including severance, lease and other costs; and

◦	Affiliate charges, including affiliate restructuring and severance costs, and certain one-time charges arising from the issuance of management equity plan awards

•	Amortization of intangible assets

•	The impact on compensation expense of:

◦	Gains and losses on investments made to fund deferred compensation plans

◦	Gains and losses on seed capital investments by our affiliates under revenue sharing arrangements

•
Acquisition expenses and transition-related costs for integration activities, including certain related professional fees and costs associated with the transition and acquisition of acquired businesses

•	Impairments of intangible assets

•	Contingent consideration fair value adjustments

•	Charges (credits) related to significant regulatory matters

•	Income (loss) of consolidated investment vehicles

In calculating Adjusted Operating Income, we adjust for restructuring costs because these items are not reflective of our core asset management business of providing investment management and related products and services. We adjust for the impact on compensation expense of gains and losses on investments made to fund deferred compensation plans and on seed capital investments by our affiliates under revenue sharing arrangements because they are offset by an equal amount in Non-operating income (expense), net, and thus have no impact on Net Income Attributable to Legg Mason, Inc. We adjust for acquisition-related items, including amortization of intangible assets, impairments of intangible assets, and contingent consideration fair value adjustments, to make it easier to identify trends affecting our underlying business that are not related to acquisitions to facilitate comparison of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. We adjust for charges (credits) related to significant litigation or regulatory matters, net of any insurance proceeds and revenue share adjustments, because these matters do not reflect the underlying operations and performance of our business. We adjust for income (loss) of consolidated investment vehicles because the consolidation of these investment vehicles does not have an impact on Net Income (Loss) Attributable to Legg Mason, Inc.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

These measures are provided in addition to and are not substitutes for our Operating Margin, Operating Revenues, and Operating Income calculated under GAAP. These non-GAAP measures should not be considered in isolation and may not be comparable to non-GAAP performance measures, including measures of adjusted margins, adjusted operating revenues, and adjusted operating income, of other companies. Further, Adjusted Operating Margin, Adjusted Operating Revenues and Adjusted Operating Income are not liquidity measures and should not be used in place of cash flow measures determined under GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as cash provided by (used in) operating activities plus (minus):

•	Interest expense, net of accretion and amortization of debt discounts and premiums

•	Current income tax expense (benefit)

•	Net change in assets and liabilities, which aligns with the Consolidated Statements of Cash Flows

•	Net (income) loss attributable to noncontrolling interests

•	Net gains (losses) and earnings on investments

•	Net gains (losses) on consolidated investment vehicles

•	Other

Adjusted EBITDA is not reduced by equity-based compensation expense, including management equity plan non-cash issuance-related charges. Most management equity plan units may be put to or called by Legg Mason for cash payment, although their terms do not require this to occur.
This liquidity measure is provided in addition to Cash provided by operating activities and may not be comparable to non-GAAP performance measures or liquidity measures of other companies, including their measures of EBITDA or Adjusted EBITDA. Further, this measure is not to be confused with Net Income, Cash provided by operating activities, or other measures of earnings or cash flows under GAAP, and is provided as a supplement to, and not in replacement of, GAAP measures.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset